Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of our reports dated February 6, 2007 and January 28, 2008 relating to the financial statements of BAY HEART Ltd which appears in this Form 10-K of Ampal – American Israel Corporation .

Brightman Almagor & Co.
Certified Public Accountants
Member firm of Deloitte Touche Tohmatsu

Haifa, Israel, March 13, 2008